Exhibit 99.01

REASSIGNMENT NO. 2 OF RECEIVABLES IN REMOVED ACCOUNTS

(As required by Section 2.10 of

the Pooling and Servicing Agreement)

REASSIGNMENT NO. 2 OF RECEIVABLES IN REMOVED ACCOUNTS, dated as of June 17, 2016 by and between AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC, a Delaware limited liability company, as Transferor (“RFC IV”), and THE BANK OF NEW YORK MELLON (formerly The Bank of New York), a New York banking corporation not in its individual capacity but solely as trustee (the “Trustee”), pursuant to the Pooling and Servicing Agreement referred to below.

W I T N E S S E T H:

WHEREAS, RFC IV, American Express Receivables Financing Corporation II and American Express Receivables Financing Corporation III LLC, as transferors (the “Transferors”), the Trustee and American Express Travel Related Services Company, Inc., as servicer, are parties to the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006 (as may be otherwise amended and supplemented from time to time, the “Agreement”);

WHEREAS, pursuant to the Agreement, RFC IV, as a Transferor, wishes to remove from the Trust all Receivables owned by the Trustee in certain designated Accounts (the “Removed Accounts”) and to cause the Trustee to reconvey to RFC IV all the Trustee’s right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received thereafter with respect thereto and all proceeds thereof in or with respect to such Removed Accounts, whether now existing or hereafter created; and

WHEREAS, the Trustee on behalf of the Trust is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof.

NOW, THEREFORE, RFC IV and the Trustee hereby agree as follows:

1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” shall mean, with respect to the Removed Accounts designated hereby, June 17, 2016.

“Removal Notice Date” shall mean, with respect to the Removed Accounts, June 7, 2016.

2. Designation of Removed Accounts. On or before the date that is five Business Days after the Removal Date, RFC IV will deliver to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts, specifying for each such Removed Account, as of the Removal Date, its account number and the aggregate amount of Receivables outstanding in such Removed Account, which computer file or microfiche list shall be marked as Schedule 1 hereto, shall be incorporated herein and made a part hereof, and shall supplement Schedule 1 to the Agreement.

3. Conveyance of Receivables. (a) The Trustee does hereby transfer, assign, set over and otherwise convey to RFC IV, without recourse, on and after the Removal Date, all right, title and interest of the Trustee in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, all monies due or to become due and all amounts received with respect thereto and all proceeds and Recoveries thereof.

(b) In connection with such transfer, the Trustee agrees to execute and deliver to RFC IV on or prior to the date this Reassignment is delivered, applicable termination statements prepared by RFC IV with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by the Trustee of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

4. Representations and Warranties of RFC IV. RFC IV hereby represents and warrants to the Trustee, on behalf of the Trust, as of the Removal Date:

(a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of RFC IV enforceable against RFC IV, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(b) Pay Out Event. RFC IV reasonably believes that (A) the removal of the Receivables existing in the related Removed Accounts will not, based on the facts known to RFC IV, then or thereafter cause a Pay Out Event to occur with respect to any Series and (B) no selection procedure was utilized by RFC IV which would result in a selection of Removed Accounts that would be materially adverse to the interests of the Investor Certificateholders of any Series as of the Removal Date.

(c) List of Removed Accounts. The list of Removed Accounts delivered pursuant to Section 2.10 of the Agreement, as of the Removal Date, is true and complete in all material respects.

5. Ratification of Agreement. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

6. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, RFC IV and the Trustee have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC, as a Transferor

By:	/s/ David L. Fabricant
	Name:	David L. Fabricant
	Title:	Vice President and Treasurer

THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as Trustee

By:	/s/ Catherine L. Cerilles
	Name:	Catherine L. Cerilles
	Title:	Vice President

ACCEPTED AND ACKNOWLEDGED:

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II, as a Transferor

By:	/s/ Anderson Y. Lee
Name: Anderson Y. Lee
Title: President

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, as a Transferor

By:	/s/ Brady P. Bagley
Name: Brady P. Bagley
Title: Vice President and Treasurer

Schedule 1

REMOVED ACCOUNTS

[Delivered pursuant to subsection 2.10 of the Agreement]

S-1